Exhibit 99.1

CHARLES & COLVARD REGAINS COMPLIANCE WITH NASDAQ MINIMUM BID PRICE LISTING REQUIREMENT

RESEARCH TRIANGLE PARK, N.C. – April 25, 2023 -- Charles & Colvard, Ltd. (Nasdaq: CTHR) (the "Company"), a globally recognized fine jewelry company that specializes in moissanite and lab grown diamonds, announced today that it has regained compliance with Nasdaq’s minimum bid price continued listing requirement. A letter from Nasdaq Listing Qualifications Department noted that as of April 20, 2023, the minimum bid price of the Company’s common stock was $1.00 per share or greater for the last 10 consecutive business/trading days. As a result, the Company has now regained compliance with Listing Rule 5550(a)(2) and the matter is now closed.

About Charles & Colvard, Ltd.

Charles & Colvard, Ltd. (Nasdaq: CTHR) believes that fine jewelry should be as ethical as it is exquisite. Charles & Colvard is the original creator of lab grown moissanite (a rare gemstone formed from silicon carbide). The Company brings revolutionary gems and fine jewelry to market by using exclusively Made, Not MinedTM above ground gemstones and a dedication to 100% recycled precious metals. Their Forever One™ moissanite and Caydia® lab grown diamond brands provide exceptional quality, incredible value and a conscious approach to bridal, high fashion, and everyday jewelry. Charles & Colvard was founded in 1995 and is based in North Carolina's Research Triangle Park region. For more information, please visit www.charlesandcolvard.com.

CONTACTS

Company Contact

Clint J. Pete, Chief Financial Officer

(919) 468-0399

ir@charlesandcolvard.com

Investor Contact

Lytham Partners

Robert Blum, Managing Partner

Adam Lowensteiner, Vice President

(646) 829-9702

cthr@lythampartners.com

1